Exhibit 24

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O’REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below:

(1) (a) a Registration Statement or Registration Statements on Form S-3 to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 5,839,520 shares of Common Stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights, the “Company Common Stock”) for delivery upon conversion of outstanding 5 1/4% Convertible Subordinated Notes due 2006 of GlobespanVirata, Inc. (“GlobespanVirata”); and

(b) a Registration Statement or Registration Statements on Form S-8 to be filed by the Company with the Commission for the purpose of registering under the Securities Act:

•	250,000 additional shares of Company Common Stock to be delivered under the Company’s Directors Stock Plan,

•	up to 19,100,000 additional shares of Company Common Stock to be delivered under the Company’s 2000 Non-Qualified Stock Plan,

•	3,568,843 shares of Company Common Stock to be delivered under the Company’s GlobespanVirata, Inc. Employee Stock Purchase Plan,

•	up to 44,000,000 shares of Company Common Stock to be delivered upon exercise of outstanding options under the stock plans of GlobespanVirata assumed by the Company in connection with the merger of a wholly-owned subsidiary of the Company with and into GlobespanVirata, with GlobespanVirata surviving as a wholly-owned subsidiary of the Company; and

(2) any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors	March 8, 2004
/s/ Armando Geday Armando Geday	Chief Executive Officer (principal executive officer) and Director	March 8, 2004
/s/ Donald R. Beall Donald R. Beall	Director	March 8, 2004
/s/ Steven J. Bilodeau Steven J. Bilodeau	Director	March 8, 2004
/s/ Ralph J. Cicerone Ralph J. Cicerone	Director	March 8, 2004
/s/ Dipanjan Deb Dipanjan Deb	Director	March 8, 2004
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Signature	Title	Date
/s/ F. Craig Farrill F. Craig Farrill	Director	March 8, 2004
/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	March 8, 2004
/s/ John W. Marren John W. Marren	Director	March 8, 2004
/s/ D. Scott Mercer D. Scott Mercer	Director	March 8, 2004
/s/ Jerre L. Stead Jerre L. Stead	Director	March 8, 2004
/s/ Giuseppe P. Zocco Giuseppe P. Zocco	Director	March 8, 2004
/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President and Chief Accounting Officer (principal accounting officer)	March 8, 2004
/s/ Robert McMullan Robert McMullan	Senior Vice President and Chief Financial Officer (principal financial officer)	March 8, 2004

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